EXHIBIT 99.1

CUSIP No.	624758108	13G	Page	10	of	10
Joint Filing Agreement
February 10, 2011
In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, KBC GROUP NV, KBC BANK NV, and KBC ASSET MANAGEMENT NV, each hereby agree to the joint filing of this statement on Schedule 13G (including any and all amendments hereto). In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G. A copy of this Agreement shall be attached as an exhibit to the Statement on Schedule 13G filed on behalf of each of the parties hereto, to which this Agreement relates.
This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

KBC Group NV
By:	/s/ Jan Vanhevel
	Name:	Jan Vanhevel
	Title:	CEO

By:	/s/ Luc Philips
	Name:	Luc Philips
	Title:	Executive Director

KBC Bank NV
By:	/s/ Jan Vanhevel
	Name:	Jan Vanhevel
	Title:	CEO

By:	/s/ Luc Philips
	Name:	Luc Philips
	Title:	Executive Director

KBC Asset Management NV
By:	/s/ Johan Lema
	Name:	Johan Lema
	Title:	Chairman of the Executive Committee

By:	/s/ Wouter Vanden Eynde
	Name:	Wouter Vanden Eynde
	Title:	Executive Director